Exhibit 99.1

3700 Glenwood Ave., Ste. 530 Raleigh, NC 27612

TRIANGLE CAPITAL CORPORATION REPORTS FIRST
QUARTER 2017 RESULTS AND ANNOUNCES QUARTERLY CASH DIVIDEND OF $0.45 PER SHARE

RALEIGH, NC - May 3, 2017, Triangle Capital Corporation (NYSE: TCAP) (“Triangle” or the “Company”), a leading provider of capital to lower middle market companies, today announced its financial and operating results for the first quarter of 2017. The Company also announced that its Board of Directors has declared a quarterly cash dividend of $0.45 per share.

Highlights

•	Total Investment Portfolio at Fair Value: $1.13 billion

•	Total Net Assets (Equity): $729.2 million

•	Net Asset Value Per Share (Book Value): $15.29

•	Weighted Average Yield on Debt Investments: 11.5%

•	Efficiency Ratio (Compensation and G&A Expenses/Total Investment Income): 18.1%

•	Investment Portfolio Activity for the Quarter Ended March 31, 2017

▪	Cost of investments made during the period: $161.5 million

▪	Principal repayments (excluding PIK interest repayments) during the period: $47.5 million

▪	Proceeds related to the sale of equity investments during the period: $6.3 million

•	Non-Accrual Assets as a Percentage of Total Portfolio Cost and Fair Value: 4.2% / 2.2%

•	Financial Results for the Quarter Ended March 31, 2017

▪	Total investment income: $30.2 million

▪	Net investment income: $17.8 million

▪	Net investment income per share: $0.42

▪	Net realized losses: $13.3 million

▪	Net unrealized appreciation: $2.7 million

▪	Net increase in net assets resulting from operations: $7.2 million

▪	Net increase in net assets resulting from operations per share: $0.17

In commenting on the Company’s results, E. Ashton Poole, Chairman and CEO, stated, “The first quarter was extremely active for Triangle, with new portfolio investments of $162 million helping to grow our investment portfolio to over $1.1 billion. While there was natural earnings per share dilution related to our $132 million equity offering in February, the offering further strengthened our balance sheet and, when combined with our expanded $435 million senior credit facility and our newly granted third SBIC license, puts Triangle in an excellent position to focus on new investment opportunities for the remainder of 2017 and beyond.”

First Quarter 2017 Results

Total investment income during the first quarter of 2017 was $30.2 million, compared to total investment income of $31.2 million for the fourth quarter of 2016. The decrease in quarter-over-quarter total investment income resulted primarily from $1.8 million of non-recurring dividend and fee income in the first quarter of 2017 as compared to non-recurring dividend and fee income in the fourth quarter of 2016 of $3.0 million.

Net investment income during the first quarter of 2017 was $17.8 million, compared to net investment income of $17.1 million for the fourth quarter of 2016. Net investment income per share during the first quarter of 2017 was $0.42, based on weighted average shares outstanding during the quarter of 42.7 million, compared to $0.42 per share during the fourth quarter of 2016, based on weighted average shares outstanding of 40.4 million. Net investment income per share during the fourth quarter of 2016 excluding one-time compensation expenses was $0.46 per share.

The Company’s net increase in net assets resulting from operations was $7.2 million during the first quarter of 2017, compared to $7.3 million during the fourth quarter of 2016. The Company’s net increase in net assets resulting from operations was $0.17 per share during the first quarter of 2017, based on weighted average shares outstanding of 42.7 million, compared to $0.18 per share during the fourth quarter of 2016, based on weighted average shares outstanding of 40.4 million.

The Company’s net asset value, or NAV, at March 31, 2017, was $15.29 per share as compared to $15.13 per share at December 31, 2016. As of March 31, 2017, the Company’s weighted average yield on its outstanding, currently yielding debt investments was approximately 11.5%.

Liquidity and Capital Resources

Commenting on the Company’s liquidity position, Steven C. Lilly, Chief Financial Officer, stated, “With the growth capital raised from our February equity offering, the significant expansion of our senior credit facility, and additional SBA-guaranteed debentures available to our third SBIC fund, Triangle has approximately $535 million of available liquidity, which we intend to use over the balance of this year as our operational footprint expands.”

At March 31, 2017, the Company had cash and cash equivalents totaling $90.6 million and outstanding borrowings under its senior credit facility of $91.1 million.

As of March 31, 2017, the Company had outstanding non-callable, fixed-rate SBA-guaranteed debentures totaling $250.0 million with a weighted average interest rate of 3.90%. In addition, the third SBIC license that was approved in January of 2017 provides up to $100.0 million of additional borrowing capacity for SBA-guaranteed debentures.

On February 28, 2017, the Company filed a prospectus supplement pursuant to which 7,000,000 shares of common stock were offered for sale at a price to the public of $19.50 per share. Pursuant to this offering, 7,000,000 shares were sold and delivered resulting in net proceeds to the Company, after underwriting discounts and offering expenses, of approximately $132.2 million.

On May 1, 2017, the Company amended its senior secured credit facility (“Credit Facility”) to include, among other things, an increase in current commitments from $300 million to $435 million and an extension in the maturity by two years to April 30, 2022. The current commitments of $435 million are supported by a diversified group of thirteen lenders, and the Credit Facility has an accordion feature that allows for an increase in commitments to up to $550 million from new and existing lenders on the same terms and conditions as the existing commitments. The interest rate for borrowings under the Credit Facility remains unchanged at LIBOR/CDOR plus 2.75%.

Dividend Information

The Company’s Board of Directors has declared a quarterly cash dividend of $0.45 per share. This is the Company’s 42nd consecutive quarterly dividend since its initial public offering in February, 2007.

The Company’s dividend will be payable as follows:

Second Quarter 2017 Dividend
Amount Per Share:    $0.45
Record Date:        June 7, 2017
Payment Date:     June 21, 2017

Dividend Reinvestment Plan

At the time of its IPO in February, 2007, Triangle adopted a dividend reinvestment plan (“DRIP”) that provides for reinvestment of dividends and distributions on behalf of its stockholders, unless a stockholder elects to receive cash. As a result, when the Company declares a cash dividend or distribution, stockholders who have not opted out of the DRIP will have their cash dividends or distributions automatically reinvested in additional shares of the Company’s common stock, rather than receiving cash.

When the Company declares and pays dividends and distributions, it determines the allocation of the distribution between current income, accumulated income and return of capital on the basis of accounting principles generally accepted in the United States (“GAAP). At each year end, the Company is required for tax purposes to determine the allocation based on tax accounting principles. Due to differences between GAAP and tax accounting principles, the portion of each dividend distribution that is ordinary income, capital gain or return of capital may differ for GAAP and tax purposes. The tax status of the Company’s distributions can be found on the Investor Relations page of its website.

Recent Portfolio Activity

During the quarter ended March 31, 2017, the Company made nine new investments, including recapitalizations of existing portfolio companies, totaling $146.6 million, additional debt investments in six existing portfolio companies totaling $14.3 million and additional equity investments in six existing portfolio companies totaling $0.6 million. The Company had three portfolio company loans repaid at par totaling $43.6 million, and received normal principal repayments and partial loan repayments totaling $3.9 million. The Company converted a portion of a subordinated debt investment in one portfolio company into an equity investment and recognized a net realized loss on such conversion totaling $0.3 million. The Company wrote-off equity investments in three portfolio companies and recognized realized losses on the write-offs totaling $4.1 million and wrote-off debt investments in two portfolio companies and recognized realized losses on the write-offs of $13.1 million. In addition, the Company received proceeds related to the sales of certain equity securities totaling $6.3 million and recognized net realized gains on such sales totaling $4.1 million.

New investment transactions which occurred during the first quarter of 2017 are summarized as follows:

In January, 2017, the Company made a $30.0 million investment in AM General, LLC (“AM General”) consisting of first and second lien debt. AM General is the founder and sole producer of the High Mobility Multipurpose Wheeled Vehicle (“Humvee”).

In January, 2017, the Company made a $20.0 million investment in Native Maine Operations, Inc. (“Native Maine”) consisting of senior debt and equity. Native Maine is an independent fresh foodservice distributor in the state of Maine.

In February, 2017, the Company made a $15.0 million second lien debt investment in REP WWEX Acquisition Parent, LLC (“REP WWEX”). REP WWEX is a non-asset based third-party logistics provider focused on serving small-to-medium sized businesses.

In March, 2017, the Company made an $11.0 million investment in RMP Group, Inc. (“RMP”) consisting of subordinated debt and equity. RMP is a leading healthcare revenue cycle management (RCM) company.

In March, 2017, the Company made a $29.7 million senior debt investment in Tosca Services, LLC (“Tosca”). Tosca provides reusable plastic containers and logistics services to companies operating in the perishable food supply chain.

In March, 2017, the Company made $3.5 million in subordinated debt investments in Orchid Underwriters Agency, LLC (“Orchid”) as part of a recapitalization financing. Orchid is a specialty underwriter of excess and surplus insurance for high-value properties in U.S. and Caribbean coastal regions.

In March, 2017, the Company made a $14.4 million second lien debt investment in Avantor Performance Materials Holdings, LLC (“Avantor”). Avantor is a manufacturer of high-purity chemicals for the pharmaceutical, biopharmaceutical, semiconductor and laboratory markets.

In March, 2017, the Company made a $1.0 million subordinated debt investment in Pike Corporation (“Pike”). Pike provides energy infrastructure solutions to utilities throughout the U.S.

In March, 2017, the Company made a $22.0 million investment in Passport Food Group, LLC (“Passport”) consisting of senior debt and equity. Passport is a manufacturer and distributor of internationally flavored foods to chain restaurants across the U.S.

New portfolio investments subsequent to quarter end are summarized as follows:

In May, 2017, the Company made a $5.0 million second lien debt investment in Constellis Holdings, LLC (“Constellis”). Constellis provides security and risk management assessment, mission support and training services to government agencies and commercial customers.

Conference Call to Discuss First Quarter 2017 Results

Triangle has scheduled a conference call to discuss first quarter 2017 operating and financial results for Thursday, May 4, 2017, at 9:00 a.m. ET.

To listen to the call, please dial 877-312-5521 or 253-237-1143 approximately 10 minutes prior to the start of the call. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available until May 8, 2017. To access the replay, please dial 855-859-2056 or 404-537-3406 and enter the passcode 3888338.

Triangle’s quarterly and annual results conference call will also be available via a live webcast on the investor relations section of its website at http://ir.tcap.com/events.cfm.. Access the website 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the Company's website until May 31, 2017.

Triangle will post a brief, pre-recorded on-demand podcast on the investor relations section of the Company’s website after 4:00 p.m. ET on Wednesday, May 3, 2017, in conjunction with the filing of Triangle’s 10-Q. The purpose of the podcast is to provide interested analysts and investors with meaningful statistical and financial information in advance of the participatory earnings call on Thursday, May 4, 2017.

About Triangle Capital Corporation

Triangle Capital Corporation (www.TCAP.com) invests capital in established companies in the lower middle market to fund growth, changes of control and other corporate events. Triangle offers a wide variety of investment structures with a primary focus on mezzanine financing with equity components. Triangle’s investment objective is to seek attractive returns by generating current income from debt investments and capital appreciation from equity related investments. Triangle’s investment philosophy is to partner with business owners, management teams and financial sponsors to provide flexible financing solutions. Triangle typically invests $5.0 million - $50.0 million per transaction in companies with annual revenues between $20.0 million and $300.0 million and EBITDA between $5.0 million and $75.0 million.

Triangle has elected to be treated as a business development company under the Investment Company Act of 1940 ("1940 Act"). Triangle is required to comply with a series of regulatory requirements under the 1940 Act as well as applicable NYSE, federal and state laws and regulations. Triangle has elected to be treated as a regulated investment company under the Internal Revenue Code of 1986. Failure to comply with any of the laws and regulations that apply to Triangle could have a material adverse effect on Triangle and its stockholders.

Forward Looking Statements

This press release may contain forward-looking statements regarding the plans and objectives of management for future operations. Any such forward-looking statements may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “target,” “goals,” “plan,” “forecast,” “project,” other variations on these words or comparable terminology, or the negative of these words. These forward-looking statements are based on assumptions that may be incorrect, and we cannot assure you that the projections included in these forward-looking statements will come to pass. Our actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors, including the factors discussed in our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other documents or reports that we in the future may file with the Securities and Exchange Commission (the “SEC”). Copies of any reports or documents we file with the SEC are publicly available on the SEC’s website at www.sec.gov, and stockholders may receive a hard copy of our completed audited financial statements free of charge upon request to the Company at 3700 Glenwood Avenue, Suite 530, Raleigh, NC 27612.

We have based any forward-looking statements included in this press release on information available to us on the date of this press release, and we assume no obligation to update any such forward-looking statements, unless we are required to do so by applicable law. However, you are advised to consult any additional disclosures that we may make directly to you or through reports that we in the future may file with the SEC, including subsequent annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Contacts

E. Ashton Poole
Chairman & Chief Executive Officer
919-719-8618
apoole@tcap.com

Steven C. Lilly
Chief Financial Officer
919-719-4789
slilly@tcap.com

TRIANGLE CAPITAL CORPORATION
Consolidated Balance Sheets

	March 31, 2017	December 31, 2016
	(Unaudited)
Assets:
Investments at fair value:
Non-Control / Non-Affiliate investments (cost of $948,873,881 and $888,974,154 as of March 31, 2017 and December 31, 2016, respectively)	$922,229,496	$857,604,639
Affiliate investments (cost of $199,044,196 and $162,539,224 as of March 31, 2017 and December 31, 2016, respectively)	192,981,537	161,510,773
Control investments (cost of $42,926,673 and $45,418,113 as of March 31, 2017 and December 31, 2016, respectively)	17,997,769	18,791,769
Total investments at fair value	1,133,208,802	1,037,907,181
Cash and cash equivalents	90,603,276	107,087,663
Interest, fees and other receivables	5,494,514	10,189,788
Prepaid expenses and other current assets	1,848,178	1,659,570
Deferred financing fees	3,001,250	2,699,960
Property and equipment, net	107,211	106,494
Total assets	$1,234,263,231	$1,159,650,656
Liabilities:
Accounts payable and accrued liabilities	$3,301,982	$6,797,244
Interest payable	1,559,113	3,996,940
Taxes payable	—	489,691
Deferred income taxes	570,505	2,053,701
Borrowings under credit facility	91,090,267	127,011,475
Notes	162,914,760	162,755,381
SBA-guaranteed debentures payable	245,619,315	245,389,966
Total liabilities	505,055,942	548,494,398
Commitments and contingencies
Net Assets:
Common stock, $0.001 par value per share (150,000,000 shares authorized, 47,681,397 and 40,401,292 shares issued and outstanding as of March 31, 2017 and December 31, 2016, respectively)	47,681	40,401
Additional paid-in capital	819,123,942	686,835,054
Investment income in excess of distributions	2,265,568	5,884,512
Accumulated realized losses	(37,530,553)	(24,211,594)
Net unrealized depreciation	(54,699,349)	(57,392,115)
Total net assets	729,207,289	611,156,258
Total liabilities and net assets	$1,234,263,231	$1,159,650,656
Net asset value per share	$15.29	$15.13

TRIANGLE CAPITAL CORPORATION
Unaudited Consolidated Statements of Operations

	Three Months Ended	Three Months Ended
	March 31, 2017	March 31, 2016
Investment income:
Interest income:
Non-Control / Non-Affiliate investments	$20,470,837	$18,182,654
Affiliate investments	3,372,135	3,384,369
Control investments	269,536	193,616
Total interest income	24,112,508	21,760,639
Dividend income:
Non-Control / Non-Affiliate investments	281,229	(1,246,760)
Affiliate investments	—	160,055
Total dividend income	281,229	(1,086,705)
Fee and other income:
Non-Control / Non-Affiliate investments	1,917,238	1,623,886
Affiliate investments	300,264	310,015
Control investments	100,000	100,000
Total fee and other income	2,317,502	2,033,901
Payment-in-kind interest income:
Non-Control / Non-Affiliate investments	2,639,382	2,921,604
Affiliate investments	738,466	989,213
Total payment-in-kind interest income	3,377,848	3,910,817
Interest income from cash and cash equivalents	101,683	37,218
Total investment income	30,190,770	26,655,870
Operating expenses:
Interest and other financing fees	6,910,303	6,518,570
Compensation expenses	4,250,413	9,450,493
General and administrative expenses	1,210,621	1,088,724
Total operating expenses	12,371,337	17,057,787
Net investment income	17,819,433	9,598,083
Realized and unrealized gains (losses) on investments and foreign currency borrowings:
Net realized gains (losses):
Non-Control / Non-Affiliate investments	(12,360,335)	584,787
Affiliate investments	3,532,816	1,427
Control investments	(4,491,440)	—
Net realized gains (losses)	(13,318,959)	586,214
Net unrealized appreciation (depreciation):
Investments	2,871,558	3,084,323
Foreign currency borrowings	(178,792)	(852,523)
Net unrealized appreciation (depreciation)	2,692,766	2,231,800
Net realized and unrealized gains (losses) on investments and foreign currency borrowings	(10,626,193)	2,818,014
Tax benefit	—	11,161
Net increase in net assets resulting from operations	$7,193,240	$12,427,258
Net investment income per share—basic and diluted	$0.42	$0.29
Net increase in net assets resulting from operations per share—basic and diluted	$0.17	$0.37
Dividends/distributions per share:
Regular quarterly dividends/distributions	$0.45	$0.54
Total dividends/distributions per share	$0.45	$0.54
Weighted average shares outstanding—basic and diluted	42,743,469	33,480,346

TRIANGLE CAPITAL CORPORATION
Unaudited Consolidated Statements of Cash Flows

	Three Months Ended	Three Months Ended
	March 31, 2017	March 31, 2016
Cash flows from operating activities:
Net increase in net assets resulting from operations	$7,193,240	$12,427,258
Adjustments to reconcile net increase in net assets resulting from operations to net cash provided by (used in) operating activities:
Purchases of portfolio investments	(161,518,093)	(11,812,331)
Repayments received/sales of portfolio investments	53,770,711	53,620,680
Loan origination and other fees received	2,638,485	274,158
Net realized (gain) loss on investments	13,318,959	(586,214)
Net unrealized appreciation on investments	(1,388,362)	(2,647,804)
Net unrealized depreciation on foreign currency borrowings	178,792	852,523
Deferred income taxes	(1,483,196)	(436,517)
Payment-in-kind interest accrued, net of payments received	(690,432)	(317,840)
Amortization of deferred financing fees	587,438	531,993
Accretion of loan origination and other fees	(1,349,409)	(1,135,001)
Accretion of loan discounts	(83,480)	(95,188)
Accretion of discount on SBA-guaranteed debentures payable	—	31,899
Depreciation expense	17,790	15,592
Stock-based compensation	1,453,904	4,301,118
Changes in operating assets and liabilities:
Interest, fees and other receivables	4,695,274	(1,891,253)
Prepaid expenses and other current assets	(188,608)	(886,837)
Accounts payable and accrued liabilities	(3,495,262)	(5,225,308)
Interest payable	(2,437,827)	(2,156,101)
Taxes payable	(489,691)	(735,498)
Net cash provided by (used in) operating activities	(89,269,767)	44,129,329
Cash flows from investing activities:
Purchases of property and equipment	(18,507)	(33,916)
Net cash used in investing activities	(18,507)	(33,916)
Cash flows from financing activities:
Repayments of SBA-guaranteed debentures payable	—	(7,800,000)
Borrowings under credit facility	50,000,000	30,000,000
Repayments of credit facility	(86,100,000)	(34,000,000)
Financing fees paid	(500,000)	—
Net proceeds related to public offering of common stock	132,205,931	—
Common stock withheld for payroll taxes upon vesting of restricted stock	(2,113,620)	(3,484,074)
Cash dividends/distributions paid	(20,688,424)	(17,264,143)
Net cash provided by (used in) financing activities	72,803,887	(32,548,217)
Net increase (decrease) in cash and cash equivalents	(16,484,387)	11,547,196
Cash and cash equivalents, beginning of period	107,087,663	52,615,418
Cash and cash equivalents, end of period	$90,603,276	$64,162,614
Supplemental disclosure of cash flow information:
Cash paid for interest	$8,541,314	$7,932,474
Summary of non-cash financing transactions:
Dividends/distributions paid through DRIP share issuances	$749,953	$844,078